Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the amended Registration Statement (Form S-8 No. 333-140395) pertaining to the Employers Holdings, Inc. Equity and Incentive Plan of our report dated March 13, 2008, with respect to the consolidated financial statements and schedules of Employers Holdings, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Los Angeles, California
March 13, 2008